2019 Company and Segment Sales Revenue by End-Use Market

Additives & Functional Products

2019 revenue by end-use market



Personal Care & Wellness 5%
Other 1%
Consumer/Medical Durables 5%
Energy, Fuels, & Water 9%
Transportation 29%
Industrial Chemicals & Processing 9%
Food, Feed, & Agriculture 10%
Consumables 20%
Building & Construction 12%

Advanced Materials

2019 revenue by end-use market



Electronics 7%
Other 1%
Personal Care & Wellness 10%
Transportation 33%
Consumer/Medical Durables 15%
Building & Construction 16%
Consumables 18%

Chemical Intermediates

2019 revenue by end-use market



Electronics 2%
Other 7%
Transportation 4%
Industrial Chemicals & Processing 26%
Consumer/Medical Durables 6%
Consumables 8%
Energy, Fuels, & Water 8%
Personal Care & Wellness 9%
Building & Construction 18%
Food, Feed, & Agriculture 12%

Corporate

2019 revenue by end-use market



Electronics 2%
Other 3%
Energy, Fuels, & Water 5%
Transportation 21%
Food, Feed, & Agriculture 7%
Personal Care & Wellness 7%
Consumer/Medical Durables 8%
Consumables 15%
Tobacco 8%
Building & Construction 14%
Industrial Chemicals & Processing 10%

EASTMAN